UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

SUGARMADE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23446	94-300888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 Lincoln Ave, Suite 200, San Jose, CA	95125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 860-6888

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Report”) contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. We assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 5.02(a). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1)     Effective October 22, 2013, Mr. Henry Michon (“Mr. Michon”) resigned as a director and committee member of the Board of Directors (the “Board”) of Sugarmade, Inc. (the “Registrant” or the “Company”). At the time of Mr. Michon’s resignation, he was a board member and a committee member of the Compensation Committee of the Board of Directors of the Registrant. The Registrant believes that Mr. Michon’s resignation was a result of a disagreement with some members of the Board of Directors regarding certain board resolutions that were passed at the September 18, 2013 board meeting, which Mr. Michon believes were self-interested transactions. The Registrant has explained to Mr. Michon that each of the resolutions was unanimously approved by the disinterested directors of the Registrant who were present at the board meeting on September 18, 2013, and that the approved transactions remove approximately $591,071 of debt from the Registrant’s balance sheet. A copy of the board minutes from the September 18, 2013 board meeting was furnished to all the board members (including Mr. Michon) on October 8, 2013. The Registrant believes that Mr. Michon’s resignation was also caused by differences of opinion between Mr. Michon and other board members regarding the conduct of the Board, the Registrant’s business operations and other transactions of the Registrant not in the ordinary course of its business.

Item 8.01. Other Events.

The Registrant was unable to timely file its Annual Report on Form 10-K for the year ended June 30, 2013 (the “Annual Report”) because the Registrant was unable to complete its financial statements and other disclosures in the Annual Report without unreasonable effort or expense. The Registrant filed for the automatic 15 day extension on Form 12b-25 on October 1, 2013, but was unable to file the Annual Report by October 15, 2013. The Registrant has compiled the required information to complete the Annual Report and its independent registered public accounting firm is in the process of auditing the financial statements for the year ended June 30, 2013 to be incorporated in the Annual Report. The Registrant expects to file the Annual Report no later than Tuesday, November 19, 2013.

The Company is currently in the process of organizing a strategic re-launch of its tree-free paper products. This re-launch is expected to take place during the first quarter of 2014. The Company is currently working to redesign the graphical and physical packaging of its products. The Company is looking to expand into other paper markets where enhanced gross margins can be realized. Both tactical and strategic funding options, including crowd funding sources, are currently being explored with several of these initiatives underway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: November 1, 2013	By:	/s/ Clifton Leung
Name: Clifton Leung
Title: Chief Executive Officer